UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

(44) 203 325 0660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)

Approval of 2017 ELT LTIP under 2015 Incentive Award Plan

On May 5, 2017, the compensation committee (the “Committee”) of the board of directors of LivaNova PLC (“LivaNova” or the “Company”) approved, pursuant to its 2015 Incentive Award Plan (the “2015 Plan”), its executive leadership team 2017 long-term incentive program (the “2017 ELT LTIP”). The 2017 ELT LTIP allows the Company to grant certain equity awards to its executive leadership team, including the Company’s chief executive officer, chief financial officer and certain other executive officers, in the form of service-based restricted stock units (“Service-Based RSUs”) and market-based and service-based RSUs (“Market-Based RSUs”).
The Service-Based RSUs vest, and the forfeiture restrictions thereon lapse, with respect to 25% of such Service-Based RSUs, on each of the first four anniversaries of the grant date.
The Market-Based RSUs vest, and the forfeiture restrictions thereon lapse, with respect to 25% of the Market-Based RSUs on the second day following release of the Company’s financial results for 2017 (the “Measure Date”) and 25% on each of the first three anniversaries of the Measure Date, subject to, and to the extent of, the following market conditions being met:

•
If the closing stock price on the NASDAQ Stock Market of an ordinary share of the Company’s stock on the date two days after the Company announces its full-year 2017 financial results, including the day of pre-market earnings release as the first such day (such price being the “Measure Price”) is less than a threshold price approved by the Committee (the “Threshold Price”) in February 2017, all Market-Based RSUs will lapse and be forfeited;

•	If the Measure Price is equal to the Threshold Price, one-third of the Market-Based RSUs will be eligible for vesting;

•
If the Measure Price is equal to or greater than a second price, which is equal to the sum of the Threshold Price and $10.00 (the “Upper Price”), then all of the Market-Based RSUs will be eligible for vesting; and

•
If the Measure Price falls between the Threshold Price and the Upper Price, the number of Market-Based RSUs eligible for vesting will be equal to the sum of (i) one-third of the Market-Based RSUs plus (ii) that portion of the remaining two-thirds of the Market-Based RSUs determined by linear interpolation (the difference between the Measure Price and the Threshold Price, divided by $10.00, and then multiplied by the number constituting two-thirds of the Market-Based RSUs).

Complete copies of the form of Service-Based RSU Award Agreement and the form of Market-Based RSU Award Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
The foregoing summary of the forms of Service-Based RSU Award Agreement and Market-Based RSU Award Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits. The foregoing summary of the 2017 ELT LTIP does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1 and 10.2.
Grants of 2017 ELT LTIP Awards under 2015 Incentive Award Plan
On May 5, 2017, the Committee approved the grant of Service-Based RSUs and Market-Based RSUs to two of its named executive officers, Messrs. Damien McDonald and David Wise, under its 2015 Plan in accordance with its 2017 ELT LTIP.

Service-Based Restricted Stock Units
Messrs. McDonald and Wise received awards of 17,803 and 3,505 Service-Based RSUs, respectively, pursuant to the 2015 Plan.
Market-Based Restricted Stock Units
Messrs. McDonald and Wise also received awards of 53,409 and 10,515 Market-Based RSUs, respectively, pursuant to the 2015 Plan.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Form of LivaNova 2017 Service-Based RSU Agreement (ELT)

10.2	Form of LivaNova 2017 Performance-Based RSU Agreement (ELT)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: May 11, 2017	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Company Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of LivaNova 2017 Service-Based RSU Agreement (ELT)

10.2	Form of LivaNova 2017 Performance-Based RSU Agreement (ELT)

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